Exhibit 99.1

Investor Inquiries:

IR@netsuite.com

Media Contact:

Mei Li

Senior VP, Corporate Communications

NetSuite Inc.

Phone: 650.627.1063

E-mail: meili@netsuite.com

NETSUITE ANNOUNCES RECORD SECOND QUARTER 2008 RESULTS

Record Revenue of $36.6 Million Up 43% Over Q2 2007

Short-Term Deferred Revenue Growth Rate More than Doubles Quarter-Over-Quarter

Reiterates Fiscal Year 2008 Outlook

SAN MATEO, Calif. – August 5, 2008 – NetSuite Inc. (NYSE: N), a leading vendor of on-demand, integrated business management software suites for mid-market enterprises and divisions of large companies, today announced operating results for its second quarter, which ended June 30, 2008.

Total revenue for the second quarter was $36.6 million, a 43% increase over the second quarter of 2007, and a 7% increase over the first quarter of 2008. The second quarter of 2008 marked the 35th consecutive quarter of increased revenue for NetSuite.

On a GAAP basis, net loss for the second quarter of 2008 was $(3.1 million), or $(0.05) per share, compared to $(9.6 million), or $(1.22) per share in the second quarter of 2007, an improvement of 67%.

Net loss on a non-GAAP basis for the second quarter of 2008 was $(0.9 million), or $(0.01) per share, compared with $(1.4 million), or $(0.02) per share in the second quarter of 2007, an improvement of 34%.

Net loss on a non-GAAP basis excludes expenses related to stock-based compensation and the amortization of acquisition-related intangible assets. A reconciliation of net loss and net loss per share on a non-GAAP basis to their comparable measures on a GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

NetSuite Announces Record Second Quarter 2008 Results

Revenue from the Americas for the second quarter of 2008 was $29.2 million, while revenue from international regions outside of the Americas was $7.4 million, and now comprises 20% of total revenue. The Company added more than 400 new customers in the second quarter.

Short-term deferred revenue grew by 5% to $63.9 million over the first quarter of 2008. This is compared to a growth rate of 2% in the first quarter of 2008 over the fourth quarter of 2007, a 127% improvement in the rate of growth. These comparisons exclude the accounting impact of the Company’s 2006 partnership agreements related to its Japanese subsidiary.

“While traditional mid-market application vendors struggle, our growth and record Q2 results validate our belief that mid-sized companies are hungry for an integrated suite of applications delivered on demand,” said Zach Nelson, CEO of NetSuite. “Our continued success indicates that adding industry-specific functionality to support the needs of larger organizations, and investing in the services and support that make customers successful with NetSuite, are the right strategies and will continue to expand our market.”

Outlook

Based on information as of August 5, 2008, NetSuite is providing the following outlook for its third quarter of 2008 and its full fiscal year 2008:

Q3 FY08: For the third quarter of 2008, NetSuite expects total revenue in the range of $40.0 million to $40.7 million. Non-GAAP net loss, which excludes the impact of stock-based compensation expense and the amortization of acquisition-related intangible assets, is expected to be in the range of $(1.5 million) to $(0.9 million). Non-GAAP net loss per share is expected to be in the range of approximately $(0.02) to $(0.01). Weighted average shares for the quarter are estimated to be approximately 62.3 million shares.

Full Year FY08: For the full year 2008, NetSuite expects total revenue in the range of $156 million to $159 million. Non-GAAP net loss, which excludes the impact of stock-based compensation expense and the amortization of acquisition-related intangible assets, is expected to be in the range of $(3.5 million) to $(2.5 million). Non-GAAP net loss per share is expected to be in the range of approximately $(0.06) to $(0.04). Weighted average shares for the year are estimated to be approximately 61.3 million shares.

NetSuite Announces Record Second Quarter 2008 Results

Conference Call

NetSuite will host a conference call to discuss its second quarter 2008 results at 2:00 p.m. Pacific Daylight Time (PDT) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.netsuite.com/investors. In addition, an archive of the webcast can be accessed through the same link for at least 30 days. Participants may also call into the conference call by calling 888-726-2470 domestically and 913-312-0733 internationally. A replay of the call will be available at 888-203-1112 or 719-457-0820, passcode 5391436, until 12:00 midnight PDT on August 7, 2008.

About NetSuite

NetSuite Inc. is a leading vendor of on-demand, integrated business management software suites for mid-sized businesses and divisions of large companies. NetSuite enables mid-market companies to manage core business operations in a single system, which includes accounting / enterprise resource planning (ERP), customer relationship management (CRM), and ecommerce. NetSuite’s patent-pending “real-time dashboard” technology provides an easy-to-use view into up-to-date, role-specific business information.

Cautionary Note Regarding Forward-Looking Statements

This press release and the scheduled conference call contain forward-looking statements relating to expectations, plans, prospects, or financial results for NetSuite, which include but are not limited to the outlook stated above. These forward-looking statements are based upon current expectations and beliefs of NetSuite’s management as of August 5, 2008, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and NetSuite disclaims any obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for on-demand services may develop more slowly than expected; quarterly operating results may fluctuate more than expected; unexpected disruptions of service at the Company’s data center may occur; a security breach may impact operations; risks associated with

NetSuite Announces Record Second Quarter 2008 Results

material defects or errors in the Company’s software or the effect of undetected computer viruses could impact operations; the risk of technological developments and innovations by others; our ability to successfully integrate and manage OpenAir, Inc. (“OpenAir”) after our recently completed acquisition; our ability to identify and successfully integrate other businesses and technologies; the risk of loss of power or disruption in Internet service; failure to manage growth; the ability to manage operations when faced with competitive pricing and marketing strategies by competitors; the risk of losing key employees; increased demands on employees and costs associated with operating as a public company; evolving government regulation of the Internet and Ecommerce; changes to current accounting rules; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Quarterly Report on Form 10-Q filed on May 13, 2008, and any subsequently filed reports on Forms 10-Q and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or NetSuite’s website at www.netsuite.com.

Non-GAAP Financial Measures

The Company’s stated results include certain non-GAAP financial measures, including net loss, weighted average shares outstanding, and net loss per share. Non-GAAP net loss also excludes expenses related to the amortization of acquisition-related intangible assets. Non-GAAP net loss excludes these expenses as they are non-cash items, can be difficult to predict, and are often excluded by other companies. Additionally, non-GAAP weighted average shares outstanding, the denominator for the non-GAAP net loss per share calculation for the periods during 2007, assumes that the conversion of preferred stock and the issuance of common stock as part of the Company’s Initial Public Offering had occurred at the beginning of the applicable period. The Company considers these events to be non-routine, and believes these adjustments provide useful comparative information to investors.

The Company considers these non-GAAP financial measures to be important because they provide useful measures of the operational performance of the Company and are used by the Company’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

NetSuite Announces Record Second Quarter 2008 Results

A copy of this press release can be found on the company’s Investor Relations Website at www.netsuite.com/investors.

NOTE: NetSuite and the NetSuite logo are registered service marks of NetSuite Inc.

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NetSuite Announces Record Second Quarter 2008 Results

NetSuite Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	December 31,	June 30,
	2007	2008
Assets
Current assets:
Cash and cash equivalents	$169,408	$137,370
Accounts receivable, net of allowances of $585 and $508 as of December 31, 2007 and June 30, 2008, respectively	18,698	21,478
Deferred commissions	13,241	12,908
Other current assets	1,778	2,059

Total current assets	203,125	173,815
Property and equipment, net	12,068	12,936
Deferred commissions, non-current	2,275	2,014
Goodwill	—	17,824
Other intangible assets, net	—	9,958
Other assets	1,309	1,479

Total assets	$218,777	$218,026

Liabilities, minority interest and stockholders’ equity
Current liabilities:
Accounts payable	$2,788	$4,639
Deferred revenue	65,875	68,919
Accrued compensation	8,552	9,603
Other current liabilities	13,784	11,154

Total current liabilities	90,999	94,315
Long-term liabilities:
Deferred revenue, non-current	11,111	9,269
Other long-term liabilities	4,257	3,707

Total long-term liabilities	15,368	12,976

Total liabilities	106,367	107,291

Minority interest	1,330	806

Commitments and contingencies
Stockholders’ equity	111,080	109,929

Total liabilities, minority interest and stockholders’ equity	$218,777	$218,026

NetSuite Announces Record Second Quarter 2008 Results

NetSuite Inc.

Condensed Consolidated Statements of Operations

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	Three months ended
	June 30,	September 30,	December 31,	March 31,	June 30,
	2007	2007	2007	2008	2008
Revenue	$25,513	$28,065	$31,734	$34,118	$36,553
Cost of revenue (1)	8,842	8,440	9,583	10,115	11,665

Gross profit	16,671	19,625	22,151	24,003	24,888

Operating expenses:
Product development (1)	6,605	3,683	4,990	4,082	4,452
Sales and marketing (1)	15,295	14,083	16,026	17,805	19,401
General and administrative (1)	4,045	3,622	4,423	5,467	5,145

Total operating expenses	25,945	21,388	25,439	27,354	28,998

Operating loss	(9,274)	(1,763)	(3,288)	(3,351)	(4,110)

Other income / (expenses), net, including the effect of minority interest and income taxes	(278)	(32)	6	1,322	982

Net loss	$(9,552)	$(1,795)	$(3,282)	$(2,029)	$(3,128)

Net loss per common share	$(1.22)	$(0.21)	$(0.22)	$(0.03)	$(0.05)

Weighted average number of shares used in computing net loss per common share	7,853	8,412	15,246	60,093	60,160

(1)	Includes stock-based compensation expense and amortization of acquisition-related intangible assets as follows:

	Three months ended
	June 30,	September 30,	December 31,	March 31,	June 30,
	2007	2007	2007	2008	2008
Cost of revenue	$1,300	$125	$183	$294	$525
Product development	3,338	256	1,478	483	548
Sales and marketing	2,226	46	225	334	568
General and administrative	1,316	215	554	498	587

Total stock-based compensation expense and amortization of acquisition related intangible assets	$8,180	$642	$2,440	$1,609	$2,228

NetSuite Announces Record Second Quarter 2008 Results

NetSuite Inc.

Reconciliation of Net Loss Per Share to Non-GAAP Net Loss Per Share

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	Three months ended
	June 30,	September 30,	December 31,	March 31,	June 30,
	2007	2007	2007	2008	2008
Numerator:
Reconciliation between GAAP and non-GAAP net loss:
Net loss	$(9,552)	$(1,795)	$(3,282)	$(2,029)	$(3,128)
Reversal of stock-based compensation expense and amortization of intangible assets (a)	8,180	642	2,440	1,609	2,228

Non-GAAP net loss:	$(1,372)	$(1,153)	$(842)	$(420)	$(900)

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net loss per common share:
Weighted average number of shares used in computing net loss per common share	7,853	8,412	15,246	60,093	60,160
Pro forma adjustments to reflect assumed weighted average effect of issuing shares in initial public offering on January 1, 2007 (b)	6,765	6,765	5,883	—	—
Pro forma adjustments to reflect assumed weighted average effect of conversion of preferred stock on January 1, 2007 based on conversion price set at initial public offering date (c)	44,677	44,677	38,849	—	—

Non-GAAP weighted average shares used in computing non-GAAP net loss per common share	59,295	59,854	59,978	60,093	60,160

GAAP net loss per share	$(1.22)	$(0.21)	$(0.22)	$(0.03)	$(0.05)

Non-GAAP net loss per share	$(0.02)	$(0.02)	$(0.01)	$(0.01)	$(0.01)

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, NetSuite uses non-GAAP measures of net loss, weighted average shares outstanding and net loss per share, which are adjusted to exclude stock-based compensation expense, amortization of acquisition-related intangible assets and to include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NetSuite’s underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

(a)	Stock-based compensation is a non-cash expense accounted for in accordance with Statement of Financial Accounting Standards No. 123(R) for options granted after January 1, 2007, and Accounting Principles Board Opinion No. 25 for options granted before January 1, 2007. Amortization of intangible assets resulted from the acquisition of OpenAir, Inc. While a large component of our expense in certain periods, we believe investors may want to exclude the effects of stock-based compensation expense and the amortization of intangible assets in order to compare our financial performance with that of other companies and between time periods.
(b)	Represents common shares issued in the company’s IPO as if the shares were issued as of the beginning of the comparable periods. We believe investors may want to give effect to the issuance for prior periods in order to compare our financial performance with that of other companies and between time periods.
(c)	Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the beginning of the comparable periods. Convertible preferred shares were converted into common shares as of December 20, 2007, the date of our IPO. We believe investors may want to give effect to the conversion for prior periods in order to compare our financial performance with that of other companies and between time periods.

NetSuite Announces Record Second Quarter 2008 Results

NetSuite Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

(unaudited)

	Six months ended
	June 30,
	2007	2008
Cash flows from operating activities:
Net loss	$(18,829)	$(5,157)
Adjustments to reconcile net loss to net cash provided by / (used in) operating activities:
Depreciation and amortization	1,514	2,664
Provision for accounts receivable allowances	241	228
Stock-based compensation	15,142	3,657
Amortization of deferred commissions	9,434	11,269
Loss on disposal of property and equipment	—	43
Minority interest	(234)	(650)
Accrued interest on notes receivable from stockholders	(56)	—
Changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(1,997)	(3,031)
Deferred commissions	(8,408)	(10,663)
Other current assets	(242)	(217)
Other assets	375	(112)
Accounts payable	591	947
Accrued compensation	831	687
Deferred revenue	1,216	1,221
Other current liabilities	1,223	(1,464)
Other long-term liabilities	(8)	288

Net cash provided by / (used in) operating activities	793	(290)

Cash flows from investing activities:
Proceeds from disposal of property and equipment	—	18
Purchases of property and equipment	(2,279)	(2,713)
Capitalized internal use software	(65)	(159)
Acquisition of OpenAir, net of cash received	—	(28,210)

Net cash used in investing activities	(2,344)	(31,064)

Cash flows from financing activities:
Payment of offering costs	(251)	(560)
Proceeds from line of credit from related party	1,350	—
Payments on line of credit from related party	(349)	—
Proceeds from notes receivable from stockholders	4,429	—
Payments under capital leases and long-term debt	(662)	(783)
Proceeds from issuance of common stock	442	248

Net cash provided by / (used in) financing activities	4,959	(1,095)

Effect of exchange rate changes on cash and cash equivalents	(344)	411

Net change in cash and cash equivalents	3,064	(32,038)
Cash and cash equivalents at beginning of period	9,910	169,408

Cash and cash equivalents at end of period	$12,974	$137,370